United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 22, 2024

Date of Report (Date of earliest event reported)

CO2 ENERGY TRANSITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42417	87-2950691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 Brittmoore Rd, Suite 190 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791-6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOEM	The Nasdaq Stock Market LLC
Warrants	NOEMW	The Nasdaq Stock Market LLC
Rights	NOEMR	The Nasdaq Stock Market LLC
Units	NOEMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on its Current Report on Form 8-K dated November 20, 2022, on November 22, 2024, CO2 Energy Transition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 6,900,000 units (the “Units”), each Unit consisting of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), one redeemable warrant (“Warrant”), each Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share and one right (“Right”) with each eight rights entitling the holder to receive one share of Common Stock upon completion of an initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $69,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placements (the “Private Placement”) in which the Sponsor purchased 265,000 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,650,000.

As of November 22, 2024, a total of $69,000,000 of the proceeds from the IPO and the Private Placement was deposited into a trust account for the benefit of the Company’s public stockholders.

An audited balance sheet as of November 22, 2024 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated November 22, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2024

CO2 ENERGY TRANSITION CORP.

By:	/s/ Brady Rodgers
Name:	Brady Rodgers
Title:	President and Chief Executive Officer

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